UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Tempur Way Lexington, KY		40511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 878-8889

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(a))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

The 2013 Equity Incentive Plan (the “Existing Plan”) for Tempur Sealy International, Inc. (the “Company”) was approved by its stockholders in May 2013. The Existing Plan provides for a total of 4,663,290 shares of the Company’s common stock that can be covered by grants. As of February 28, 2017, the Company had a total of 765,764 shares of common stock available for future grants under the Existing Plan.

As provided in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 27, 2017 (the “Proxy Statement”), the Company proposes to amend and restate the Existing Plan (as amended and restated, the “Amended Plan”) to among other matters, increase the number of shares authorized for issuance under the Amended Plan by 4,000,000 shares, for an aggregate of 8,663,290 shares.

In connection with Proposal 3 for the Amended Plan, Institutional Shareholder Services (“ISS”) has issued an “against” recommendation, based in part on an interpretive issue and how it complies with ISS’ Equity Plan Scorecard guidelines. The issue relates to the change of control provisions in the Amended Plan, which have been revised from the Existing Plan to add a “double trigger” mechanism to reflect current best practices. The Amended Plan provides in Section 9(b) that (i) if a qualified performance-based award is assumed, converted or replaced by a successor organization following a change of control, and (ii) within 12 months after the change of control the participant is terminated without cause or resigns for good reason, all such awards will vest and any remaining performance goals with respect to such award shall be deemed to have been met at the maximum performance level.

In order to address ISS’ concerns the Compensation Committee and the Board of Directors have agreed to amend this term of the Amended Plan so that these awards vest based on the “target performance” level, not maximum level. Accordingly, the Compensation Committee and the Board of Directors have approved an amendment to the terms of the proposed Amended Plan by amending Section 9(b) thereof to read as follows:

“(i) with respect to Awards that are assumed, converted or replaced by a successor organization following a Change of Control, if the Participant’s employment is terminated by the Company or any of its Affiliates other than For Cause or if the Participant resigns for Good Reason, in either case within twelve (12) months after the occurrence of a Change of Control, all of the Participant’s Awards subject to vesting which have not become vested Awards pursuant to the applicable Award Agreement as of the date of such termination of employment shall immediately become vested Awards, and if such Award is a Qualified Performance-Based Award, any remaining Performance Goals with respect to such Award shall be deemed to have been met at the target performance level.”

Summaries of the proposed Amended Plan, as amended, are set forth in the Company’s Proxy Statement, as supplemented by the Company’s definitive additional materials filed with the SEC on May 2, 2017. Those summaries and the above description of the Amended Plan, as amended as described above, do not purport to be complete and are qualified in their entirety by reference to the Amended Plan, as amended as described above, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Proposed Amended and Restated 2013 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUR SEALY INTERNATIONAL, INC. (Registrant)

Date: May 2, 2017	By:	/s/ Barry A. Hytinen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Proposed Amended and Restated 2013 Equity Incentive Plan.